NEWS RELEASE
Media Contact:
Phil Hughes
AMD Communications
512-865-9697
phil.hughes@amd.com

Investor Contact:
Liz Stine
AMD Investor Relations
720-652-3965
liz.stine@amd.com

AMD Reports First Quarter 2026 Financial Results

SANTA CLARA, Calif. ― May 5, 2026 ― AMD (NASDAQ:AMD) today announced financial results for the first quarter of 2026. First quarter revenue was $10.3 billion, gross margin was 53%, operating income was $1.5 billion, net income was $1.4 billion and diluted earnings per share was $0.84. On a non-GAAP(*) basis, gross margin was 55%, operating income was $2.5 billion, net income was $2.3 billion and diluted earnings per share was $1.37.

“We delivered an outstanding first quarter, driven by accelerating demand for AI infrastructure, with Data Center now the primary driver of our revenue and earnings growth,” said Dr. Lisa Su, AMD chair and CEO. “We are seeing strong momentum as inferencing and agentic AI drive increasing demand for high-performance CPUs and accelerators. Looking ahead, we expect server growth to accelerate meaningfully as we scale supply to meet demand. Customer engagement around MI450 Series and Helios is strengthening, with leading customer forecasts exceeding our initial expectations and a growing pipeline of large-scale deployments providing us with increasing visibility into our growth trajectory."

“First quarter results reflect strong performance across all key financial metrics, with accelerating revenue growth, earnings expansion and record quarterly free cash flow,” said Jean Hu, AMD executive vice president, CFO and treasurer. “These results highlight continued momentum and execution across the business, demonstrating the leverage in our operating model as we invest for accelerated growth while expanding profitability.”

GAAP Quarterly Financial Results

	Q1'26	Q1'25	Y/Y	Q4'25	Q/Q
Revenue ($M)	$10,253	$7,438	Up 38%	$10,270	Flat
Gross profit ($M)	$5,416	$3,736	Up 45%	$5,577	Down 3%
Gross margin	53%	50%	Up 3 ppts	54%	Down 1 ppt
Operating expenses ($M)	$3,940	$2,930	Up 34%	$3,825	Up 3%
Operating income ($M)	$1,476	$806	Up 83%	$1,752	Down 16%
Operating margin	14%	11%	Up 3 ppts	17%	Down 3 ppts
Net income ($M)	$1,383	$709	Up 95%	$1,511	Down 8%
Diluted earnings per share	$0.84	$0.44	Up 91%	$0.92	Down 9%

Non-GAAP(*) Quarterly Financial Results

	Q1'26	Q1'25	Y/Y	Q4'25	Q/Q
Revenue ($M)	$10,253	$7,438	Up 38%	$10,270	Flat
Gross profit ($M)	$5,685	$3,992	Up 42%	$5,855	Down 3%
Gross margin	55%	54%	Up 1 ppt	57%	Down 2 ppts
Operating expenses ($M)	$3,145	$2,213	Up 42%	$3,001	Up 5%
Operating income ($M)	$2,540	$1,779	Up 43%	$2,854	Down 11%
Operating margin	25%	24%	Up 1 ppt	28%	Down 3 ppts
Net income ($M)	$2,265	$1,566	Up 45%	$2,519	Down 10%
Diluted earnings per share	$1.37	$0.96	Up 43%	$1.53	Down 10%

Segment Summary
•Data Center segment revenue was $5.8 billion, up 57% year-over-year, driven by strong demand for AMD EPYC™ processors and the continued ramp of AMD Instinct™ GPU shipments.
•Client and Gaming segment revenue was $3.6 billion, up 23% year-over-year. Client business revenue was $2.9 billion, up 26% year-over-year, primarily driven by strong demand for leadership AMD Ryzen™ processors and continued market share gains. Gaming business revenue was $720 million, up 11% year-over-year, driven by solid demand for AMD Radeon™ GPUs partially offset by lower semi-custom revenue.
•Embedded segment revenue was $873 million, up 6% year-over-year, as demand strengthened across several end markets.

Recent PR Highlights
•AMD expanded its data center offerings and deepened strategic collaborations to deliver global compute infrastructure:
◦Meta and AMD announced plans to deploy up to 6 gigawatts of AMD Instinct GPUs, with the first 1-GW to be powered by a custom AMD Instinct MI450-based GPU. Meta will also be a lead customer for the upcoming 6th Gen AMD EPYC CPUs, codenamed “Venice” and “Verano.”

◦AWS, Google Cloud, Microsoft Azure and Tencent announced new and expanded 5th Gen EPYC-powered cloud instances, including Google Cloud H4D VMs for HPC and Azure instances across general-purpose, memory- and compute-optimized workloads.
◦In the latest MLPerf® results, AMD Instinct MI355X delivered strong competitive performance across the full suite, with leadership results in multiple categories.
◦AMD announced EPYC 8005 server CPUs, delivering leadership performance per-watt-per-dollar optimized for telecommunications and edge environments.
◦AMD and Tata Consultancy Services (TCS) are co-developing AMD Helios-based rack-scale AI infrastructure to accelerate enterprise AI deployments and sovereign AI initiatives in India.
◦AMD and Samsung are collaborating on next-generation AI memory and compute technologies, including HBM4 supply for AMD Instinct MI455X GPUs and advanced DRAM solutions for 6th Gen AMD EPYC CPUs.
◦AMD is collaborating with NAVER Cloud and Upstage to deploy AMD Instinct GPUs and EPYC CPUs across their AI infrastructure, advancing sovereign AI initiatives in Korea.
◦AMD joined Open Telco AI, a GSMA-led initiative to accelerate telco-grade AI models and systems, with AMD Instinct GPUs training Open Telco AI models.
•AMD expanded its offerings for premium enterprise and enthusiast PCs, including:
◦The AMD Ryzen AI PRO 400 Series processors, expanding its lineup of next-generation enterprise desktop PCs that deliver Copilot+ experiences.
◦The Ryzen 9950X3D2 Dual Edition processor, delivering enhanced performance for creative and developer workloads with dual stacks of AMD 3D V-Cache™ technology.
•AMD announced new adaptive and embedded AI processors, including:
◦New Ryzen AI Embedded P100 Series processors, delivering scalable, power-efficient AI compute for industrial and edge applications.
◦The Kintex™ UltraScale+™ Gen 2 family of mid-range FPGAs, delivering advanced memory bandwidth and I/O performance for industrial, imaging and broadcast applications.
Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

For the second quarter of 2026, AMD expects revenue to be approximately $11.2 billion, plus or minus $300 million. The mid-point of the revenue range represents year-over-year growth of approximately 46% and a sequential increase of approximately 9%. Non-GAAP gross margin is expected to be approximately 56%.

AMD Teleconference
AMD will hold a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its first quarter 2026 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (Unaudited)
	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
GAAP gross profit	$5,416	$5,577	$3,736
GAAP gross margin	53%	54%	50%
Stock-based compensation	8	8	5
Amortization of acquisition-related intangibles	261	260	251
Acquisition-related and other costs (1)	—	1	—
Loss contingency on legal matter	—	9	—
Non-GAAP gross profit	$5,685	$5,855	$3,992
Non-GAAP gross margin	55%	57%	54%

GAAP operating expenses	$3,940	$3,825	$2,930
GAAP operating expenses/revenue %	38%	37%	39%
Stock-based compensation	479	478	359
Amortization of acquisition-related intangibles	290	297	316
Acquisition-related and other costs (1)	26	49	42
Non-GAAP operating expenses	$3,145	$3,001	$2,213
Non-GAAP operating expenses/revenue %	31%	29%	30%

GAAP operating income	$1,476	$1,752	$806
GAAP operating margin	14%	17%	11%
Stock-based compensation	487	486	364
Amortization of acquisition-related intangibles	551	557	567
Acquisition-related and other costs (1)	26	50	42
Loss contingency on legal matter	—	9	—
Non-GAAP operating income	$2,540	$2,854	$1,779
Non-GAAP operating margin	25%	28%	24%

	Three Months Ended
	March 28, 2026		December 27, 2025		March 29, 2025
GAAP net income / earnings per share	$1,383	$0.84	$1,511	$0.92	$709	$0.44
Stock-based compensation	487	0.30	486	0.29	364	0.22
Amortization of acquisition-related intangibles	551	0.33	557	0.34	567	0.35
Acquisition-related and other costs (1)	27	0.02	50	0.03	42	0.03
Loss contingency on legal matter	—	—	9	0.01	—	—
(Gains) losses on long-term investments, net	(66)	(0.04)	(280)	(0.17)	2	—
Equity income in investee	(6)	—	(1)	—	(7)	—
Income tax provision	(100)	(0.07)	78	0.04	(111)	(0.08)
(Income) loss from discontinued operations, net of tax (2)	(11)	(0.01)	109	0.07	—	—
Non-GAAP net income / earnings per share	$2,265	$1.37	$2,519	$1.53	$1,566	$0.96

(1)	Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges.
(2)	(Income) loss from discontinued operations relates to ZT Systems' manufacturing business which was divested in the fourth quarter of 2025, and includes impact from measurement period adjustments.

About AMD
AMD (NASDAQ: AMD) drives innovation in high-performance and AI computing to solve the world’s most important challenges. Today, AMD technology powers billions of experiences across cloud and AI infrastructure, embedded systems, AI PCs and gaming. With a broad portfolio of AI-optimized CPUs, GPUs, networking and software, AMD delivers full-stack AI solutions that provide the performance and scalability needed for a new era of intelligent computing. Learn more at www.amd.com.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as, AMD’s strong momentum based on increasing demand for high-performance CPUs and accelerators due to inferencing and agentic AI; server growth expected to accelerate meaningfully; customer engagements for MI450 Series and Helio strengthening; customer forecasts exceeding initial expectations; AMD’s growing pipeline and growth trajectory; AMD investing to accelerate growth and expand profitability; expected plans, benefits and timing of AMD’s strategic collaborations; the features, functionality, performance, availability, timing and expected benefits of future AMD products; and AMD’s expected second quarter 2026 financial outlook, including revenue and non-GAAP gross margin, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and are generally beyond AMD’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: impact of government actions and regulations such as export regulations, import tariffs, trade protection measures, and licensing requirements; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, components (such as memory supply), substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; failure to maintain an efficient supply chain as customer demand changes; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of climate change on AMD’s business; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit agreement; AMD’s ability to satisfy financial obligations under guarantees, leases and other commercial commitments; impact of acquisitions, joint ventures and/or investments on AMD’s business and AMD’s ability to integrate acquired businesses; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain key employees; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)	In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue percent, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2026, AMD used a non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. AMD also provides adjusted EBITDA, free cash flow and free cash flow margin as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of May 5, 2026, and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

©2026 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, 3D V-Cache, Alveo, AMD Instinct, EPYC, FidelityFX, Kria, Radeon, Ryzen, Threadripper, Ultrascale+, Versal, Zynq, and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
Net revenue	$10,253	$10,270	$7,438
Cost of sales	4,576	4,433	3,451
Amortization of acquisition-related intangibles	261	260	251
Total cost of sales	4,837	4,693	3,702
Gross profit	5,416	5,577	3,736
Gross margin	53%	54%	50%
Research and development	2,397	2,330	1,728
Marketing, general and administrative	1,253	1,198	886
Amortization of acquisition-related intangibles	290	297	316
Total operating expenses	3,940	3,825	2,930
Operating income	1,476	1,752	806
Interest expense	(37)	(36)	(20)
Other income (expense), net	165	358	39
Income from continuing operations before income taxes and equity income	1,604	2,074	825
Income tax provision	238	455	123
Equity income in investee	6	1	7
Income from continuing operations, net of tax	1,372	1,620	709
Income (loss) from discontinued operations, net of tax	11	(109)	—
Net income	$1,383	$1,511	$709

Earnings (loss) per share:
Basic earnings from continuing operations	$0.84	$1.00	$0.44
Basic earnings (loss) from discontinued operations	$0.01	$(0.07)	$—
Basic earnings per share	$0.85	$0.93	$0.44

Diluted earnings from continuing operations	$0.83	$0.99	$0.44
Diluted earnings (loss) from discontinued operations	$0.01	$(0.07)	$—
Diluted earnings per share	$0.84	$0.92	$0.44

Shares used in per share calculation
Basic	1,631	1,630	1,620
Diluted	1,650	1,649	1,626

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	March 28, 2026	December 27, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,585	$5,539
Short-term investments	6,762	5,013
Accounts receivable, net	6,035	6,315
Inventories	8,045	7,920
Prepaid expenses and other current assets	2,201	2,160
Total current assets	28,628	26,947
Property and equipment, net	2,723	2,312
Goodwill	25,344	25,126
Acquisition-related intangibles, net	16,154	16,705
Deferred tax assets	476	384
Other non-current assets	6,317	5,452
Total Assets	$79,642	$76,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,997	$2,929
Accrued liabilities	5,785	5,250
Current portion of long-term debt, net	874	874
Other current liabilities	850	402
Total current liabilities	10,506	9,455
Long-term debt	2,350	2,348
Long-term operating lease liabilities	647	625
Deferred tax liabilities	307	313
Other long-term liabilities	1,370	1,186

Stockholders' equity:
Capital stock:
Common stock, par value $0.01	17	17
Additional paid-in capital	63,856	63,365
Treasury stock, at cost	(7,421)	(7,079)
Retained earnings	8,082	6,699
Accumulated other comprehensive loss	(72)	(3)
Total stockholders' equity	64,462	62,999
Total Liabilities and Stockholders' Equity	$79,642	$76,926

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended
	March 28, 2026	March 29, 2025
Cash flows from operating activities:
Net income	$1,383	$709
(Income) from discontinued operations, net of tax	(11)	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	206	175
Amortization of acquisition-related intangibles	551	567
Stock-based compensation	487	364
(Gains) losses on long-term investments, net	(66)	2
Deferred income taxes	(79)	(167)
Other	28	37
Changes in operating assets and liabilities:
Accounts receivable, net	280	748
Inventories	(125)	(682)
Prepaid expenses and other assets	(308)	(237)
Accounts payable	(104)	(289)
Accrued and other liabilities	713	(288)
Net cash provided by operating activities of continuing operations	2,955	939
Cash flows from investing activities:
Purchases of property and equipment	(389)	(212)
Purchases of short-term investments	(2,545)	(304)
Proceeds from maturity of short-term investments	652	365
Proceeds from sale of short-term investments	126	33
Purchases of long-term investments	(409)	(239)
Net cash used in investing activities of continuing operations	(2,565)	(357)
Cash flows from financing activities:
Proceeds from debt and commercial paper issuance, net of issuance costs	—	2,441
Proceeds from sales of common stock through employee equity plans	5	4
Repurchases of common stock	(221)	(749)
Stock repurchases for tax withholding on employee equity plans	(134)	(30)
Net cash (used in) provided by financing activities of continuing operations	(350)	1,666
Net increase in cash, cash equivalents and restricted cash	40	2,248
Cash, cash equivalents and restricted cash at beginning of period	5,556	3,811
Cash, cash equivalents and restricted cash at end of period	$5,596	$6,059

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$5,585	$6,049
Restricted cash included in Prepaid expenses and other current assets	11	10
Cash, cash equivalents and restricted cash at end of period	$5,596	$6,059

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
Segment and Disaggregated Revenue Information (1)
Net Revenue:
Data Center Segment	$5,775	$5,380	$3,674
Client and Gaming Segment
Client	2,885	3,097	2,294
Gaming	720	843	647
Total Client and Gaming	3,605	3,940	2,941
Embedded Segment	873	950	823
Total net revenue	$10,253	$10,270	$7,438

Operating Income (Loss):
Data Center Segment	$1,599	$1,752	$932
Client and Gaming Segment	575	725	496
Embedded Segment	338	357	328
All other	(1,036)	(1,082)	(950)
Total operating income	$1,476	$1,752	$806

Other Data
Capital expenditures	$389	$222	$212
Adjusted EBITDA (2)	$2,746	$3,048	$1,954
Cash, cash equivalents and short-term investments	$12,347	$10,552	$7,310
Free cash flow (3)	$2,566	$2,082	$727
Total assets	$79,642	$76,926	$71,550
Total debt	$3,224	$3,222	$4,164

(1)	The Company operates as three operating segments, Data Center, Client and Gaming, and Embedded segments.

The Data Center segment primarily includes Artificial Intelligence (AI) accelerators, microprocessors (CPUs) for servers, graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), AI Network Interface Cards (AI NICs), Field Programmable Gate Arrays (FPGAs) and adaptive System-on-Chip (SoC) products for data centers.

The Client and Gaming segment primarily includes CPUs, APUs, chipsets for desktops and notebooks, discrete GPUs, and semi-custom SoC products and development services.

The Embedded segment primarily includes embedded CPUs, APUs, FPGAs, System on Modules (SOMs), and adaptive SoC products.

From time to time, the Company may also sell or license portions of its IP portfolio.

All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangibles, employee stock-based compensation expense, and acquisition-related and other costs.

(2)	Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended
(Millions) (Unaudited)	March 28, 2026	December 27, 2025	March 29, 2025
GAAP net income	$1,383	$1,511	$709
Interest expense	37	36	20
Other (income) expense, net	(165)	(358)	(39)
Income tax provision (benefit)	238	455	123
Equity income in investee	(6)	(1)	(7)
Stock-based compensation	487	486	364
Depreciation and amortization	206	194	175
Amortization of acquisition-related intangibles	551	557	567
Acquisition-related and other costs	26	50	42
Loss contingency on legal matter	—	9	—
(Income) loss from discontinued operations, net of tax	(11)	109	—
Adjusted EBITDA	$2,746	$3,048	$1,954

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income for interest expense, other (income) expense, net, income tax provision (benefit), equity income in investee, stock-based compensation, depreciation and amortization expense, amortization of acquisition-related intangibles, acquisition-related and other costs, loss contingency on legal matter, and (income) loss from discontinued operations, net of tax. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow

	Three Months Ended
(Millions except percentages) (Unaudited)	March 28, 2026	December 27, 2025	March 29, 2025
GAAP net cash provided by operating activities of continuing operations	$2,955	$2,304	$939
Operating cash flow margin % from continuing operations	29%	22%	13%
Purchases of property and equipment	(389)	(222)	(212)
Free cash flow	$2,566	$2,082	$727
Free cash flow margin %	25%	20%	10%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities of continuing operations for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.